Exhibit 99.1
NEWS RELEASE
Contact:
Keith Yee
Chief Financial Officer
408-327-8000
keith@tvia.com
Deborah Stapleton
Stapleton Communications, Inc.
650-470-0200
deb@stapleton.com
FOR IMMEDIATE RELEASE
TVIA PROVIDES UPDATE ON ACCOUNTING REVIEW
Company Expects to Restate Financial Results for the Fiscal Year Ended March 31, 2006 and for the Quarters Ended December 31, 2005 and June 30, 2006
SANTA CLARA, CALIFORNIA — November 17, 2006 — Tvia, Inc. (NASDAQ Capital Market: TVIA), announced today that its Board of Directors, upon the recommendations of management and the Audit Committee of the Board of Directors, and with the concurrence of the Company’s independent registered public accounting firm, BDO Seidman, LLP, concluded on November 15, 2006 that the Company will need to restate historical financial statements for the fiscal year ended March 31, 2006 and for the quarters ended December 31, 2005 and June 30, 2006. Historically, the Company has recognized revenue when its products are delivered to distributors or manufacturers based upon contract terms that generally provide for no returns. The expected restatements arose because of the Company’s subsequent inability to timely collect, or enforce payment terms with respect to, sales to certain of its customers in Asia, which now indicates that revenue recognition upon shipment is not the appropriate revenue recognition method for such sales. The Company is continuing to analyze revenue recorded in these periods and has not determined the amount of previously recognized revenue that will be affected. The Company is also evaluating the potential impact of the expected restatement on related sales commission liabilities. Accordingly, the Board of Directors has concluded that the financial statements and all earnings press releases and similar communications issued by the Company relating to those periods referred to above should no longer be relied upon. The Company intends to file restated financial statements as soon as practicable after the completion of its review.
ABOUT TVIA
Tvia, Inc. is a fabless semiconductor company which designs and develops an extensive line of flexible, high-quality digital display processors for digital LCD, PDP, HD, SD, and progressive-scan TVs, as well as other broadcast and consumer display products. Tvia owns and operates a leading independent TV design center providing manufacturers with proven TV system designs, which Tvia believes allows manufacturers to produce and manufacture the highest quality flat-panel television at a lower cost with shortened time to market. The combination of Tvia’s TrueView display processors and leading TV system designs gives Tvia’s manufacturing customers an advantage for building cost-effective, high quality display solutions. More information about Tvia is available at www.tvia.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements. Forward-looking statements include Tvia’s expectations regarding the need to restate its historical financial statements, the reasons for the restatement, the periods affected, the impact of the expected restatement on Tvia’s financial results and its expectations regarding the filing of restated financial statements. These statements speak only of the date hereof and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the final outcome of Tiva’s accounting review and actions that may be taken or required as a result of the expected restatement, and the conclusions reached by Tvia’s management, Audit Committee, Board and independent accountants based on the results of that review. For other factors that could cause Tvia’s results to vary from expectations, please see the section titled “Risk Factors” in Tvia’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and other factors detailed from time to time in Tvia’s filings with the Securities and Exchange Commission. Tvia undertakes no obligation to revise or update publicly any forward-looking statements.